Exhibit 10.1

STOCK FOR STOCK EXCHANGE AGREEMENT

THIS STOCK FOR STOCK EXCHANGE AGREEMENT (“Agreement”) is made and entered into as of the effective closing date of February 11, 2008, by and between the Ruettiger Family Trust, on behalf of itself and the other shareholders of Rudy Beverage, Inc., a Nevada corporation (“Rudy” or other “Company”), listed on Schedule “A” (“Rudy Shareholders”), Rudy, Rudy Partners, Ltd., a Nevada Corporation and AccuPoll Holding Corp. (“ACUP”), a Nevada corporation.

W I T N E S S E T H:

WHEREAS, the Rudy Shareholders owns an aggregate of 40,800,000 outstanding common stock (“Shares”) of Rudy, which constitutes all of the issued and outstanding shares of the Company;

WHEREAS, the Rudy Shareholders wishes to exchange all of the Shares with ACUP solely for restricted ACUP Common Stock (“Common Stock”), pursuant to the terms and conditions set forth herein;

WHEREAS, the parties intend that this transaction qualify as Reorganization within the meaning of section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended;

NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereafter set forth, ACUP, the Rudy Shareholders, Rudy and the Company hereby agree as follows:

ARTICLE 1.

EXCHANGE OF SHARES

Section 1.01 Exchange of Shares:  (a) Subject to the terms and conditions hereof, on the Closing Date (as defined below) the Rudy Shareholders shall transfer the Shares to ACUP in exchange for the transfer to the Rudy Shareholders by ACUP of the 35,000,000 shares of Common Stock:

(b)            The Rudy Shareholders shall hereafter have the right to nominate all of the persons to serve on ACUP’s board of directors, and such person shall be included in the Management nominees for the board of directors.  ACUP shall use its best efforts to assure that such nominees are elected to the board of directors.

Section 1.02 Closing Date:  The consummation of the purchase and sale of the Shares hereunder (the “Closing”) shall be held at the office of the Company at 5:00 P.M. (Local Time) on the effective closing date of February 11, 2008, or at such other time and place as The Rudy Shareholders and ACUP may mutually agree (the “Closing Date”).

ARTICLE II.

REPRESENTATIONS AND WARRANTIES OF THE RUDY SHAREHOLDERS

Section 2.01 Representations of The Rudy Shareholders.  The Rudy Shareholders represents and warrants to ACUP that the following is true and correct as of the date hereof and shall be true and correct as of the Closing Date:

(a)	Existence. The Company is a corporation duly organized and validly existing under the laws of Nevada;

(b)
Authorization; No Violation.  The execution, delivery and performance by The Rudy Shareholders of this Agreement are within The Rudy Shareholder’s powers, have been duly authorized by all necessary action, and do not contravene in any material respect any Requirement of Law or Contractual Obligation of any of the Rudy Shareholders.  As used herein, “Requirement of Law” shall mean, as to any Person, the certificate of incorporation and bylaws or other organizational or governing documents of such Person, if applicable, and any law, treaty, rule or regulation, or determination of an arbitrator or any court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.  As used herein, “Contractual Obligation” shall mean, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.  As used herein, “Person” shall mean an individual or any corporation, association, partnership, joint venture, estate, trust or other legal entity, including any Governmental Authority.  As used here, “Governmental Authority” shall mean any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government;

(c)
Government and Other Consents.  No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required to be obtained or made, and no consent of any third party is required to be obtained by the Rudy Shareholders for the due execution, delivery and performance by the Rudy Shareholders of this Agreement;

(d)
Enforceable Obligations.  This Agreement has been duly executed and delivered on behalf of the Rudy Shareholders and constitutes the legal, valid and binding obligation of the Rudy Shareholders enforceable against the Rudy Shareholders in accordance with its terms and conditions, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity;

(e)
No Litigation.  No claim, action, suit, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Rudy Shareholders, threatened by or against the Rudy Shareholders with respect to the Company, by this Agreement or any of the transactions contemplated hereby.  To the best of the Rudy Shareholders’ knowledge, no judgment, order, writ, injunction, decree or award issued by any Governmental Authority is applicable to the Rudy Shareholders, which affects any of the Shares, the Company, this Agreement or any of the transactions contemplated hereby;

(f)
Ownership of the Shares. Each of the Rudy Shareholders is the owner of record and beneficially of the number of issued and outstanding shares listed in Schedule 2.01(f).  All of the Shares are free and clear of any liens, claims and encumbrances (collectively, “Encumbrances”).  The Rudy Shareholders has the right to transfer title to the Shares to ACUP.  There are no commitments, agreements or rights relating to the purchase, sale or other disposition of the Shares or any interest therein (including, without limitation, any subscription agreement, preemptive right or right of first refusal).  None of the Shares are subject to any voting trust, voting agreement, or other similar agreement or understanding  with respect to the voting or control thereof, nor is any proxy in existence with respect to any of the Shares.  Upon the sale of the Shares to ACUP pursuant to this Agreement, ACUP will own the Shares free and clear of all Encumbrances;

(g)
Disclosure.  No representation or warranty made by the Rudy Shareholders in this Agreement and in any schedule or exhibit hereto, to the best knowledge of the Rudy Shareholders, contains any untrue statement of material fact or omits any material fact in order to make the statements made and information contained therein as of the date hereof not misleading;

(h)
Brokers, Finders.  The Rudy Shareholders have no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Rudy could become liable or obligated.

Section 2.02 Representations of the Rudy Shareholders as to the Company.  The Rudy Shareholders represents and warrants to ACUP that the following is true and correct with respect to the Company as of the date hereof and shall be true and correct as of the Closing Date:

(a)
Organizations, Standing and Qualification of the Company.  The Company is a corporation duly organized, validly existing and in good standing under the laws of Nevada and the Company has all necessary corporate power and authority to engage in the business in which it is presently engaged.  The Company has not qualified to do business as a foreign corporation in any state.  The Rudy Shareholders has delivered to Rudy true, correct and complete copies of the certificate of incorporation and bylaws of the Company, and all amendments thereto;

(b)
Capital Structure of the Company.  The authorized capital stock of the Company consists of 100,000,000 shares of common stock of which 40,800,000 shares are issued and outstanding.  No other class or series of capital stock of the Company is or has been authorized, nor has the Company authorized or issued, nor does it have outstanding, any other securities (including, without limitation, options, warrants, conversion privileges or other rights, contingent or otherwise, to exchange any capital stock or other securities of the Company).  All of the Shares are duly authorized, validly issued, fully paid and non-assessable.  All of the Shares were issued in compliance with all applicable Requirements of Law (including securities laws) and in compliance with the certificate of incorporation and bylaws of the Company.  There are no outstanding subscriptions for any securities to be issued by the Company;

(c)
No Violation of Statute or Breach of Contract.  To the best knowledge of the Rudy Shareholders, the Company is not in default under, or in violation of, (a) any material applicable Requirement of Law, or (b) any material Contractual Obligation.  The Company has not received notice that any Person claims that the Company has committed such a default or violation;

(d)
Government and Other Consents.  No consent, authorization, license, permit, registration or approval of, or exemption or other action by, any Governmental Authority is required to be obtained or made, and no consent of any third party is required to be obtained by the Company in connection with the execution and delivery of this Agreement or with the consummation of the transactions contemplated hereby;

(e)
Effect of Agreement.  The execution and delivery of this Agreement by the Rudy Shareholders, performance of the obligations of the Rudy Shareholders hereunder and consummation of the transactions contemplated hereby will not (i) result in a breach or violation of any Requirement of Law applicable to the Company, (ii) result in the breach of, or be in conflict with, any term, covenant, condition or provision of, any Contractual Obligation of the Company; or (iii) result in the creation or imposition of any Encumbrances upon any assets of the Company;

(f)
Financial Statement.  The audited balance sheet and income statement of the Company as of June 30, 2007, to be procured and paid for by the Company (the “Financial Statements”) shall be complete and accurate and fairly present the assets and liabilities of the Company as of the dates and for the period therein specified;

(g)
Assets and Business.  The Company owns the tangible and intangible assets listed in Schedule 2.02(g) (plus tangible assets acquired after the date hereof and minus tangible assets disposed of in the ordinary course of business after the date hereof) free and clear of all Encumbrances except as set forth in Schedule 2.02(g), as such Schedule may be amended to include Encumbrances attaching after the date hereof to tangible assets acquired after the date hereof;

(h)
Absence of Undisclosed Liabilities.  Except as included in the Financial Statements and except for liabilities which arise after the date of the Financial Statements in the ordinary course of business, to the best of the Rudy Shareholders’ knowledge, the Company does not have any material debt, liability, or obligation as of the Closing Date of any nature, accrued, absolute or contingent, due or to become due, liquidated or un-liquidated (each, “Undisclosed Liability”).  For purposes of this subsection 2.01(h), a liability shall be deemed to be material if it exceeds 5% of the Company’s assets as shown on the Financial Statements;

(i)
Tax Returns and Payments. All income tax returns, federal, state, local, foreign and other, including, without limitation, all federal income tax returns and reports for each fiscal year of the Company through the fiscal year ended June 30, 2007, required to be filed by and/or on behalf of the Company in respect of any income taxes (including without limitation all foreign, federal, state, county and local income taxes) have been filed, and the Company has paid all income taxes shown thereon as owing except where the failure to file or to pay income taxes would not have a material adverse affect on the financial condition of the Company.  Three are no deficiency assessments against the Company with respect to any foreign, federal, state, local or other taxes.  There are no outstanding agreements or waivers extending the period of limitation applicable for assessment or collection for any federal, state, local or foreign tax, or for the filing of any tax return, in respect of the Company for any period.  Neither the federal tax returns nor any state, county, local or foreign tax returns of the Company have in the past been audited by the Internal Revenue Service or any other taxing authority.  The Rudy Shareholders have heretofore made available to ACUP copies of all federal, state, local and foreign tax returns or reports of the Company filed prior to the C losing Date.  The Rudy Shareholders best knowledge, all tax returns filed by or on behalf of the Company are materially true, correct and complete.  To the best knowledge of the Rudy Shareholders, all taxes that the Company is or was required to withhold or collect (including, without limitation, payroll taxes) have been duly withheld or collected and paid to the proper Governmental Authority;

(j)
Contracts.  Attached hereto as Schedule 2.02(j) is a list of all written agreements and contracts to which the Company is a party or by which it is bound (the “Contracts”).  The Rudy Shareholders has no reason to believe the Contracts are not valid, legally binding and enforceable in accordance with their terms and are in full force and effect.  Copies of the Contracts have been delivered to ACUP;

(k)
Litigation.  Except as set forth on Schedule 2.02(k), no claim, action, suit, or other proceeding against the Company is pending or, to the knowledge of the Rudy Shareholders, is threatened before or by any court, administrative or regulatory body, or other Governmental Authority.  The Rudy Shareholders knows of no investigation of the Company by any administrative agency of any federal, state or local government.  No judgment, order, writ, injunction, decree or award issued by any Governmental Authority is applicable to the Company;

(l)
Accounts, Powers of Attorney.  There are no persons holding a power of attorney on behalf of the Company or otherwise holding the right to act as an agent on behalf of the Company.  Schedule 2.02(l) lists the names and addresses of each bank or other financial institution in which on the date hereof the Company has an account, deposit or safe-deposit box, including the number of each such account, deposit and safe-deposit box;

(m)	Insurance. Except as set forth in Schedule 2.02(m), there are no insurance policies maintained by or on behalf of the Company in effect on the Closing Date;

(n)
No Subsidiaries or Joint Ventures.  The Company does not own, directly or indirectly, beneficially or of record, or have any obligation to acquire, any stock of, or other equity or ownership interest in, any Person.  The Company is not a party to or involved in any joint venture;

(o)	Accounts Receivable. Schedule 2.02(o) shall be completed by the Company on the Closing date to include a complete and accurate list of all accounts receivable of the Company as of the Closing Date;

(p)	Minute Books. All Stock books, Stock ledgers and minute books of the Company have been made available to ACUP for review;

(q)
Employees.  The Company has approximately no employees and except as set forth on Schedule 2.02(q), no employee benefit plans or pension plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 (“ERISA”) or any incentive, bonus, stock option, stock appreciation or parachute program or any other type of employee compensation arrangement or program. Neither the Company nor any employee benefit or pension plan previously maintained by the Company has any unsatisfied liability or obligation to any former employee of the Company or in connection with any employee benefit or pension plan or any incentive, bonus, stock option, stock appreciation or parachute program;

(r)	Toxic Wastes; Employee Safety, etc.

        (i)            Definitions.  For purposes of this Agreement, the following   capitalized terms shall have the meanings set forth below:

          a)            “Hazardous Substances” shall mean any chemical, compound, material, mixture, living organism or substance that is now or hereafter defined or listed in, or otherwise classified or regulated in any way pursuant to, any Environmental Laws as a “hazardous waste,” “hazardous substance,” “hazardous material,” “extremely hazardous waste,” “infectious waste,” “toxic substance,” “toxic pollutant” or any other formulation intended to define, list, or classify substances by reason of deleterious properties, including without limitation, ignitability, corrosivity, reactivity, carcinogenicity or toxicity, such materials to include without limitation, oil, waste oil, petroleum waste petroleum, polychlorinated biphenyls (PCBs), asbestos, radon, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas);

      b)            “Environmental Laws” shall mean applicable federal, state, or local laws, including without limitation, common law, statutes, rules, regulations, codes or ordinances, requirements under licenses, permits, franchises, approvals or contracts, orders, demands, decrees, judgments, directives, injunctions and requirements of any other governmental authority, relating to the protection of health, safety or the environment;

(ii)            Neither the Shareholders of Rudy nor the Company are in actual or alleged violation of any Environmental Laws, arising from the Rudy Shareholders or the Company’s ownership, operation or use of any property prior to the Closing Date, or arising from their ownership, operation or use of any of their other current or former assets or businesses;

(iii)            To the Rudy Shareholders’ knowledge, no property currently or formerly owned, operated or used by the Company or any property to which the Company may have transported, treated or disposed or arranged for the transport, treatment or disposal of Hazardous Substances is listed as a site on the National Priorities List (as defined in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended) or comparable federal, state or local list of sites of environmental concern.  In addition, to the Rudy Shareholders’ knowledge, none of such sites are or have been the subject of any remediation, removal, cleanup, investigation, response action, claim, judgment or enforcement action regarding any actual or alleged presence of Hazardous Substances;

(iv)            To the best knowledge of the Rudy Shareholders, the Company has not received any written notice or report of any releases of Hazardous Substances on, under, from or into any property formerly owned, operated or used by the Company during the time of its ownership, operation or use or, to the knowledge of the Seller, prior to the Company’s ownership, operation or use.

(v)            To the best knowledge of the Rudy Shareholders, there are no civil, criminal or administrative actions, suits, demands, claims, hearings, proceedings or notices pending or, threatened against the Company under any Environmental Laws, including without limitation, those related to any allegations of economic loss, personal injury, illness or damage to real or personal property or the environment. To the Rudy Shareholders knowledge, there are no facts or circumstances which are reasonably likely to give rise to such a claim.

(vi)            The Company is not a party or a successor in interest to any contract or agreement, including without limitation, any purchase agreements, leases, indemnities or guaranties, pursuant to which the Company has assumed or agreed to be responsible for any current or contingent liabilities with respect to any Hazardous Substances or any matters under Environmental Laws.

(s)
Permits, Licenses, Etc. No franchise, license, permit, certificate, authorization,right or other approval issued or granted by any Governmental Authority to or for thebenefit of the Company is in existence or effect, except for the Company’s incorporation in California;

(t)	Officers, Directors. Schedule 2.02(s) contains a complete and correct list of all ofthe officers and directors of the Company.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES OF THE ACUP

Section 3.01 Representations of ACUP.  ACUP hereby represents and warrants to the Rudy Shareholders as follows:

(a)	Existence. ACUP is a corporation duly organized and validly existing under the laws of the State of Nevada;

(b)
Authorization; No Violation. The execution, delivery and performance by ACUP of this Agreement are within the corporate powers of ACUP and have been duly authorized by all necessary action, and do not contravene in any material respect any Requirement of Law or Contractual Obligation of ACUP;

(c)
Government Authorization.  No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required to be obtained or made by the ACUP for the due execution, delivery and performance by the ACUP of this Agreement;

(d)
Enforceable Obligations.  This Agreement has been duly executed and delivered on behalf of the ACUP and constitute the legal, valid and binding obligations of the ACUP enforceable against the ACUP in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity;

(e)
No Litigation.  No claim, action, suit, investigation or other proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the ACUP, threatened by or against the ACUP with respect to this Agreement or any of the transactions contemplated hereby;

(f)	Brokers, Finders. ACUP has not retained any person to act on its behalf as a broker or finder in connection with the purchase of the Shares;

(g)
Investment Intent.  The Shares are being acquired by the ACUP for its own account and not with a view to distribution within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).  ACUP acknowledges that there is no existing public market for the Shares and that no registration statement relating to the Shares has been filed under the Securities Act or any applicable state securities laws, and that the Shares must be held by it for an indefinite period of time unless the Shares are subsequently registered under the Securities Act and state securities laws or unless an exemption from any such applicable registration requirement is available, and ACUP acknowledges that there is no assurance or obligation as to any such registration or exemption;

(h)
SEC Filings.  Prior to the Closing, ACUP intends to file with the Securities and Exchange Commission all reports on Form 10-KSB, Form 10-QSB, Form 8-K and all other reports required to be filed with the Securities and Exchange Commission.  All officers and directors intend to file with the Securities and Exchange Commission all reports required to be filed by them in relation to their ownership of securities of ACUP.  All such reports are or will be accurate and true in every material respect and none of such reports makes any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading;

(i)
No Adverse Changes.  Since June 30, 2007, the date of ACUP’s most recent fiscal year end, and there had been no material adverse changes in the companies in business, products, finances, markets, workforce e, or business prospects.  ACUP has no reason to the expected the unforeseeable events will have an adverse impact on ACUP or the market price of the shares of common stock of ACUP.

ARTICLE IV.

CONDITIONS TO CLOSING

Section 4.01 Conditions to ACUP’s Obligations.  The obligation of the ACUP to exchange the Common Stock for the Shares at the Closing is subject to the fulfillment on or prior to the Closing Date of the following conditions:

(a)
Representations and Warranties Correct; Performance of Obligations. Therepresentations and warranties made by the Rudy Shareholders in ArticleII hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of the Closing Date. Rudy Shareholders shall have performed in all material respects all obligations and conditions herein required to be performed or served by them on or prior to the Closing Date;

(b)
Qualifications.  All actions and steps necessary to assure compliance withapplicable federal and state securities laws shall have been duly obtainedand shall be effective on and as of the Closing, except for such filings asare required or permitted by state or federal securities laws subsequent to the Closing;

(c)	Dividends. The Company shall not have declared or paid any dividend orotherwise changed its capitalization between the date hereof and the Closing Date;

(d)
Audited Financial Statements.  ACUP shall have received and approved the Financial Statements.  ACUP agrees that it is the ACUP’s sole obligation to pay for such audit and that neither the Rudy Shareholders nor the Company shall have any liability for such expense.

(e)	Resignation of Officers and Directors. ACUP shall have received the written resignations of the officers and directors of the Company effective upon the Closing;

(f)	Lock-Up Agreement. ACUP shall have received a Lock-Up agreement signed by the Rudy Shareholders in a form acceptable to ACUP and the Rudy Shareholders;

(g)	ACUP; Name Change. ACUP shall have changed its name to “Rudy Nutrition” prior to Closing.

Section 4.02 Conditions to Obligations of the Rudy Shareholders.  The Rudy Shareholders’ obligation to sell the Shares at the Closing is subject to the fulfillment on or prior to the Closing Date of the following conditions:

(a)
Representations and Warranties Correct; Performance of Obligations.  The representations and warranties of the ACUP in Article III hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of the Closing Date, and the ACUP shall have performed in all material respects all obligations and   conditions herein required to be performed by it on or prior to the Closing Date;

(b)
Incumbency Certificate of ACUP.  The Rudy Shareholders shall have received a certificate of the Secretary of ACUP, certifying the names and signatures of officers of ACUP authorized to sign this Agreement and the other documents to be delivered hereunder on behalf of ACUP;

(c)	Audited Financial Statements. Rudy Shareholders shall have received and approved the Financial Statements;

(d)	ACUP; Name Change. ACUP shall have changed its name to “Rudy Nutrition” prior to Closing.

(e)
Resignation of Dennis Vadura (“DV”) and Election of new Officers and Directors.  Effective on the Closing, DV shall have (i) elected the three (3) designees of the Rudy Shareholders as the new officers and directors of ACUP and (ii) thereafter DV will resign as an officer and director of ACUP, effective at the close of business on the Closing Date.

ARTICLE V.

CLOSING DELIVERIES

Section 5.01 The Rudy Shareholders Deliveries.  At the Closing, in addition to any other documents or agreements required under this Agreement, the Rudy Shareholders shall deliver or cause to be delivered to the ACUP the following:

(a)	Stock certificates evidencing the Shares duly endorsed in blank, or accompanied by stock powers duly executed in blank, in a form reasonably satisfactory to the ACUP;.

(b)
All records, documents and files of the Company including, without limitation, all minute books, stock records and internal accounting records, including the approval of the managers of the Rudy Shareholders of this Agreement and the transactions contemplated  by this Agreements;

(c)	Lock-Up agreement signed by the Rudy Shareholders in a form acceptableto the Rudy Shareholders and ACUP;

Section 5.02 ACUP’s Deliveries.  At the Closing, in addition to any other documents or agreements required under this Agreement, the ACUP shall deliver to the Rudy Shareholders (i) the resignation of DV and (ii) the ACUP Common Stock certificates in accordance with the instructions of Rudy Shareholders, together with such other documents as reasonably may be required by the Rudy Shareholders to consummate this Agreement.

ARTICLE VI.

SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

Section 6.01 Survival of Representations.  The parties agree that, notwithstanding any right or ability of the ACUP fully to investigate the affairs of the Company, any knowledge of facts determinable by the ACUP pursuant to such investigations or right of or ability to investigate, the ACUP has the right to rely fully upon the representations, warranties, covenants and agreements of the Rudy Shareholders contained in this Agreement and on the accuracy of any schedule, exhibit, document or certificate annexed hereto.  All representations and warranties of the parties contained herein shall survive the Closing until the expiration of the time periods set forth in Section 6.04.

Section 6.02 Indemnification by the Rudy Shareholders.   (a)Subject to the provisions of this Article VI, the Rudy Shareholders shallindemnify and hold harmless the Company, ACUP and their affiliates andthe officers, partners, directors, employees, agents, owners, successors and assigns thereof from any loss, damage, liability or expense, including, without limitation, reasonable expenses of investigation and reasonable attorneys’ fees and expenses incurred in connection with any action, suit or proceeding against any thereof (“Adverse Consequence”) incurred or suffered by such party and arising out of or resulting from (i) any material breach of any representation or warranty contained in Article II of this Agreement (provided, however, that the Seller shall not be deemed to have breached the provisions of Section 2.01(g) unless the Seller is also liable to the Purchaser under Section 10b-5 of the Securities Exchange Act of 1934 or Section 12(2) of the Securities Act of 1933), (ii) any material breach of any covenant made by the Rudy Shareholders hereunder, or (iii) any lawsuit or other proceeding or claim brought by any third party after the Closing against the Company, ACUP, or any of their respective officers, partners, directors, employees, agents, owners, successors and assigns with respect to any acts or omissions of the Company prior to the Closing  For purposes of this Section 6.02(a), the term “material” means a breach which would have a material adverse effect on the Company’s business, taken as a whole. Notwithstanding any other provision to the contrary, the Rudy Shareholders’ liability under this Agreement for any breach of this Agreement shall not exceed the consideration paid;

(b)            Anything to the contrary contained herein notwithstanding, in the event of liability of the Rudy Shareholders to ACUP under this Article VI, the Rudy Shareholders may discharge such liability by transferring to ACUP the Common Stock which shall be deemed to have a value per share equal to the average public trading price of ACUP’s common stock during the 20 trading days prior to such transfer, but not less than $0.10 per share.

Section 6.03 Indemnification by ACUP.  Subject to the provisions of this Article VI, ACUP shall indemnify and hold harmless the Rudy Shareholders and their affiliates and officers, partners, directors, employees, agents, owners, successors and assigns thereof from any loss, damage, liability or expense (including, without limitation, reasonable expenses of investigation and reasonable attorneys’ fees and expenses) incurred in connection with any action, suit or proceeding against any thereof (“Adverse Consequence”), incurred or suffered by such party and arising out of or resulting from (i) any material breach of any representation, warranty, or covenant contained in Article III of this Agreement, (ii) any material breach of any covenant made by ACUP hereunder, or (iii) any lawsuit or other proceeding or claim brought b y any third party after the Closing against the Rudy Shareholders, or any of their respective officers, partners, directors, employees, agents, owners, successors and assigns with respect to any acts or omissions of the Company prior to the Closing.  For purposes of this Section 6.03, the term “material” means a breach which would have a material adverse effect on the ACUP business, taken as a whole.  Notwithstanding any other provisions to the contrary, ACUP’s liability under this Agreement for any breach of this Agreement shall not exceed the consideration paid.

Section 6.04  Time Periods.  The indemnification obligations under this Article VI shall continue for the periods specified below and shall terminate with the expiration of such respective periods:

(a)            as to representations and warranties set forth in Section 2.01(f), such representations and warranties shall survive the Closing indefinitely;

(b)            as to representations and warranties set forth in Section 2.02(i), until the lapse of the statute of limitations applicable to the matters described therein;

(c)            as to all other representations and warranties and breaches of any other covenant or undertaking, for two (2) years after the Closing Date.

Any claim or demand against the Rudy Shareholders or ACUP of which notice has been given pursuant to Section 6.06 at or prior to the expiration of the related period shall continue to be subject to indemnification hereunder notwithstanding the expiration of such period.

Section 6.05 Notice Claim.  ACUP, on the one hand, and the Rudy Shareholders, on the other hand, shall promptly notify the other of any claim, suit or demand of which the notifying party has actual knowledge which entitles it to indemnification under this Article VI, provided, however, that the delay or failure of any party required to provide such notification shall not affect the liability of the indemnifying party hereunder except to the extent the indemnifying party is harmed by such delay or failure.

Section 6.06 Defense.  If the liability or claim for which indemnification under this Article VI is sought is asserted by a third party, the indemnifying party shall have, at its election, the right to defend any such matter at its sole cost and expense through counsel chosen by it and reasonably acceptable to the indemnified party (provided that the indemnifying party shall have no such right if it is contesting its liability under this Article VI).  If the indemnifying party so undertakes to defend, the indemnifying party shall promptly notify the indemnified party hereto of its intention to do so.  The indemnifying party shall not, without the indemnified party’s written consent, settle or compromise any claim or consent to an entry of judgment which does not include as an unconditional term thereof a release of the indemnified party.

Section 6.07                                 Cooperation and Conflicts.  Each party agrees in all cases to cooperate with the indemnifying party and its counsel in the defense of any such liabilities or claims.  The indemnifying party and the indemnified party or parties may be represented by the same counsel unless such representation would be inappropriate due to conflicts of interest between them.  In addition, the indemnified party or parties shall at all times be entitled to monitor and participate in such defense through the appointment of counsel of its or their own choosing, at its or their own cost and expense.

ARTICLE VII.

MISCELLANEOUS

Section 7.01 Waiver.  Any extension or waiver with respect to any agreement or condition contained herein or the breach thereof shall be valid only if set forth in a separate instrument in writing signed by the party to be bound thereby.  Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement.  The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any such rights.

Section 7.02 Further Assurances. The Rudy Shareholders agrees, without further consideration, to execute and deliver following the Closing such other instruments of transfer and take such other action as the ACUP may reasonably request in order to put the ACUP in possession of, and to vest in the ACUP, good and valid title to the Shares free and clear of any Encumbrances in accordance with this Agreement and to otherwise consummate the transactions contemplated by this Agreement.

Section 7.03 Entire Agreement; Amendment.  This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement among the parties hereto with regard to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements and understandings, oral or written, among the parties hereto with respect to such subject matter.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived only with the written consent of the parties hereto.

Section 7.04 Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law, rule or regulation or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

Section 7.05 Notices, etc.  All notices and other communications required or permitted hereunder shall be in writing and shall be delivered personally, mailed by first-class mail, postage prepaid, or sent by reputable overnight courier service addressed (a) if to ACUP, at ACUP’s address set forth on Section 1.02 hereto or at such other address as such as ACUP shall have furnished to the Rudy Shareholders by 10 days’ notice in writing, with a copy to (b) if to the Rudy Shareholders, at the addresses set forth on Exhibit B hereto, or such other address as the Rudy Shareholders shall have furnished to ACUP by 10 days’ notice in writing.

Section 7.06 Expenses.  All costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with the negotiation, preparation, execution and delivery of this Agreement and consummation of the transactions contemplated hereby shall be paid by the party incurring such costs and expenses; however, the Company shall pay, at the Closing, the legal fees and disbursements of legal counsel to the Sellers and the Purchaser shall pay for the Financial Statements of the Company.

Section 7.07 Governing Law; Jurisdiction.  This Agreement shall be governed in all respects by the laws of the State of California without application of principles of conflicts of laws.  Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in any state or federal court located in the State of California, County of Los Angeles, and each of the parties consents to the jurisdiction of such courts in any such action or proceeding and waives any objection to venue laid therein.  Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.
Section 7.08 Benefit of Agreement; Assignment.  This Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties.  This Agreement may not be assigned by operation of law or otherwise by Rudy Shareholders without the express written consent of the ACUP (which consent may be granted or withheld in the sole discretion of ACUP).

Section 7.10 Titles and Subtitles.  The titles of the Sections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

Section 7.11 Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

Section 7.12 Representation Disclaimer.  The Rudy Shareholders shall not be deemed to have made to ACUP any representation or warranty other than as expressly made by the Rudy Shareholders in Article II hereof.  Without limiting the generality of the foregoing, and notwithstanding any otherwise express representations and warranties made by the Rudy Shareholders in Article II hereof, the Rudy Shareholders makes no representation or warranty to ACUP with respect to:

(a) any projections, estimates or budgets heretofore delivered to or made available to Purchaser of future revenues, expenses or expenditures or future results of operations; or

(b) except as expressly covered by a representation and warranty contained in Article II hereof, any other information or documents (financial or otherwise) made available to ACUP or its counsel, accountants or advisers with respect to the Company.

Section 7.13 ACUP’s Due Diligence Investigation.  ACUP has had over 10 days (such period, “ACUP’s Due Diligence Period”) in which to conduct its confirmatory due diligence.  During such ACUP’s Due Diligence Period, ACUP and its accountants, consultants, and advisers have been permitted to review the premises, facilities, books and records and contracts of the Company, and to conduct interviews with the Company’s senior management regarding the business, operations, financial condition and results of operations of the Company, for the purpose of confirming the accuracy of the representations and warranties of the Rudy Shareholders contained herein.  ACUP has the right, at any time during ACUP’s Due Diligence Period, at ACUP’s sole discretion and without any liability or obligation, to terminate all negotiations with the Rudy Shareholders, except for the ACUP’s obligation to pay for an audit of the Company.

Section 7.14 The Rudy Shareholders’ Due Diligence Investigation.  The Rudy Shareholders have had over 10 days (such period, “The Rudy Shareholders’ Due Diligence Period”) in which to conduct its confirmatory due diligence.  During such Rudy Shareholders’ due diligence period, the Rudy Shareholders and their accountants, consultants, and advisers were permitted to review the premises, facilities, books and records and contracts of the ACUP, and to conduct interviews with the ACUP’s senior management regarding the business, operations, financial condition and results of operations of the Company, for the purpose of confirming the accuracy of the representations and warranties of ACUP contained herein.  The Rudy Shareholders had the right, at any time during the Rudy Shareholders’ Due Diligence Period, at the Rudy Shareholders’ sole discretion and without any liability or obligation, to terminate all negotiations with the ACUP.

Section 7.15 Press Releases and Public Announcements.  No party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of ACUP and the Rudy Shareholders; provided, however, that any party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing party will use its efforts to advise the other parties prior to making the disclosure).

Section 7.16 Holding Period.  ACUP agrees that, for purposes of Securities and Exchange Commission Rule 144, the holding period with respect to all shares of ACUP common stock delivered to the Rudy Shareholders under this Agreement, commences on the date of the Closing and that upon the expiration of one year thereafter (or any shorter period included in any amendment to Section (d) of rule 144), upon compliance with the other requirements of Rule 144, as amended, such shares may be publicly sold.  Upon the expiration of two years after the Closing (or any shorter period included in any amendment to Section (k) of Rule 144, ACUP shall remove all restrictive legends from certificates evidencing shares of common stock issued upon the conversion thereof.

IN WITNESS WEHREOF, the parties have executed this Agreement as of the day and year set forth in the heading hereof.

AccuPoll Holding Corp.	Rudy Partners, Ltd.

By: ____________________________	By: __________________________
Dennis Vadura	Daniel E. Ruettiger

Rudy Beverage, Inc.

By: __________________________
Daniel E. Ruettiger

EXHIBIT A

ADDRESSES

[TO BE ADDED PRIOR TO CLOSING]

SCHEDULE 2.01(f)

[TO BE ADDED PRIOR TO CLOSING]

SCHEDULE 2.0(g)

[TO BE ADDED PRIOR TO CLOSING]

SCHEDULE 2.01 (h)

[TO BE ADDED PRIOR TO CLOSING]

SCHEDULE 2.02(h)

[TO BE ADDED PRIOR TO CLOSING]

SCHEDULE 2.02(k)

[TO BE ADDED PRIOR TO CLOSING]

SCHEDULE 2.02(i)

[TO BE ADDED PROR TO CLOSING]

SCHEDULE 2.02 (m)

[TO BE ADDED PRIOR TO CLOSING]

SCHEDULE 2.02 (n)

[TO BE ADDED PRIOR TO CLOSING]

SCHEDULE 2.02(p)

[TO BE ADDED PRIOR TO CLOSING]

SCHEDULE 2.02(r)

[TO BE ADDED PRIOR TO CLOSING]

SCHEDULE 2.02(u)

[TO BE ADDED PRIOR TO CLOSING]